Exhibit 99.1

CHANNELL COMMERCIAL MOURNS DEATH OF WILLIAM H. CHANNELL, SR. CHAIRMAN OF THE BOARD

TEMECULA, CA — (MARKET WIRE) — April 10, 2007 — Channell Commercial Corporation (NasdaqGM: CHNL) announced today with great sadness that William H. Channell, Sr., its Chairman of the Board, passed away on April 8, 2007 from complications associated with pancreatic cancer.  He was 79.  In addition to serving as chairman of the board since July 1996, William H. Channell, Sr. served as Chief Executive Officer from 1966 to November, 2001 and from July, 2002 to December, 2003.

The Board of Directors has, as of April 9, 2007, appointed Jacqueline M. Channell as interim non-executive Chairman of the Board for a twelve-month period.

About Channell

Channell Commercial Corporation is a designer and manufacturer of telecommunications equipment supplied to communications network operators worldwide and water harvesting solutions distributed in markets throughout Australia.  Major product lines include a complete line of thermoplastic and metal fabricated enclosures, advanced copper termination and connectorization products, fiber-optic cable management systems and polyethylene water storage tanks.  The Company’s headquarters and U.S. manufacturing facilities are in Temecula, California.  International operations include facilities in Toronto (Canada), London (U.K.) and various locations throughout Australia.  The Company’s website is www.channell.com

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